Pricing Supplement No. 022                Filing under Rule 424(b)(2)
Dated April 16, 1997                      Registration No. 333-22347

(To Prospectus dated March 18, 1997, supplemented by Prospectus Supplement dated March 21, 1997)

$300,000,000
NIPSCO CAPITAL MARKETS, INC.
Medium-Term Notes
Due Nine Months or More From Date of Issue
____________________

Entitled to the benefit of a Support Agreement
Providing for the Payment of Principal and Interest by
NIPSCO Industries, Inc.
____________________


Principal Amount:                         $10,000,000

Trade Date:                               April 15, 1997

Original Issue Date:                      April 18, 1997

Interest Rate:                            7.72%

Stated Maturity Date:                     April 17, 2009

Form :                                    XX  Book Entry    ___ Certified

Interest Payment Date(s):                 March 15, and September 15

Specified Currency:                       U.S. Dollars

Selling Agent s Commission:               $62,500.00

Net Proceeds to the Company:              $9,937,500.00


The Medium-Term Note described in this Pricing Supplement is being sold through Morgan Stanley & Co., Incorporated, as Agent.

Prior to the date of this Pricing Supplement, $232,000,000 Medium-Term Notes have been sold.

Goldman, Sachs & Co.

Merrill Lynch & Co.

Morgan Stanley & Co. Incorporated